[CARLTON FIELDS, P.A.]



                                       June 14, 2002



Eagle Supply Group, Inc.
122 East 42nd Street
New York, New York 10168
Attention:  Board of Directors


Re:   Eagle Supply Group, Inc.
      Registration Statement on Form S-3


Gentlemen:

     We have acted as counsel to Eagle Supply Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the "Registration Statement") with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale of 1,309,089 shares of the Company's common stock, $0.0001 par value (the "Common Stock") by those certain selling shareholders named in the Registration Statement (the "Selling Shareholders"). The Common Stock has been or will be issued to the Selling Shareholders in accordance with the terms of (a) a Securities Purchase Agreement dated as of May 15, 2002 between certain of the Selling Shareholders and the Company (the "Securities Purchase Agreement"), and (b) warrants that have been or will be issued under the terms of the Securities Purchase Agreement and under an agreement between the Company and vFinance Investments, Inc. ("vFinance"), as part of its compensation for services rendered in connection with the Securities Purchase Agreement (the "Warrants").

     In connection with this opinion, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the Certificate of Incorporation of the Company, as amended, (b) the bylaws of the Company, (c) resolutions adopted by the Board of Directors of the Company relating to the authorization and issuance of the Common Stock by the Company pursuant to the terms of the Securities Purchase Agreement, the compensation arrangements with vFinance, and the Warrants, and the (d) the Registration Statement.

     We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the original of such documents. As to any facts material to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation


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of the accuracy or completeness thereof, statements and representations of the officers and other representatives of the Company.

     Based upon the foregoing, and in reliance thereon, we are of the opinion that the Common Stock issued or to be issued to the Selling Shareholders pursuant to the Securities Purchase Agreement or the Warrants are or, when issued in accordance with the terms of the Securities Purchase Agreement or the Warrants, as the case may be, will be, validly issued, fully paid, and non-assessable Common Stock of the Company.

     Without limiting the generality of the foregoing, we express no opinion as to the applicability of any securities laws or regulations except to the extent specifically provided above in this opinion, or bankruptcy or solvency laws or regulations, or environmental law or regulations of the United States of America or any state or other jurisdiction.

     This opinion is limited to the laws in effect as of the date hereof and is intended solely for your benefit, and can be relied upon solely by you. This opinion is not to be furnished, quoted, or referenced to anyone else, including any governmental agency, without the prior written consent of this firm. We hereby consent to be named in the Registration Statement and in the Prospectus as the attorneys to the extent of opinions provided herein. Unless the prior written consent of our firm is obtained, this opinion is not to be quoted or otherwise referred to in any written report, proxy statement or other registration statement, nor is it to be filed with or furnished to any other governmental agency or other person, except as otherwise required by law.

                                       Very truly yours,

                                       CARLTON FIELDS, P.A.


                                       By:  /s/ Richard A. Denmon
                                          -----------------------------
                                          Richard A. Denmon



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